UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Suite 2208-14, 22/F, Sun Life Tower, The Gateway,
15 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (852) 2317 9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On June 25, 2009, Man Sang International Limited (“MSIL”), which is the principal operating subsidiary of Man Sang Holdings, Inc. (the “Company”) and a listed company on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) (Stock Code: 938), issued an announcement that Ms. Wong Hung Flavia Yuen Yee (“Ms. Hung”), an executive director of MSIL and named executive officer of the Company, has tendered her resignation with effect from June 26, 2009. Ms. Hung’s resignation was not the result of any disagreement with MSIL or the Company on any matter relating to either company’s operations, policies or practices. Ms. Hung has confirmed that there are no disagreements with the board of directors of MSIL or the Company and there is no other matter relating to her resignation that needs to be brought to the attention of the shareholders of MSIL or the Company.

     The board of directors of the Company would like to express sincere gratitude to Ms. Hung for her valuable contributions to MSIL and the Company during her tenure of office and wishes her every success in her future endeavors.

     A copy of the June 25, 2009 announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibit

(d)     Exhibits

Exhibit Number	Description of Exhibit
99.1	Resignation of Executive Director of Man Sang International Limited, dated June 25, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2009	MAN SANG HOLDINGS, INC.

	By:	/s/ Cheng Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Resignation of Executive Director of Man Sang International Limited, dated June 25, 2009